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                                                                    EXHIBIT 99.1

For further information, contact:

Danial J. Tierney, Executive Vice-President
Office:  (503) 257-8766, Ext. 279
Fax: (503) 251-5473 / E-mail: dantierney@trm.com
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             TRM ANNOUNCES NEW ATM CONTRACT WITH AMF BOWLING CENTERS

Portland, Oregon: June 20, 2005 -- TRM Corporation (Nasdaq: TRMM) today announced a new contract with AMF Bowling Centers, Inc., a division of Qubica AMF Worldwide, Inc., to deploy more than 325 ATMs at bowling centers throughout the United States. These ATMs are expected to be deployed throughout the remainder of 2005. Today's announcement marks the Company's entrance into the large leisure market, and the bowling sector, in particular. According to the United States Bowling Conference, there are over 5,800 bowling centers in the United States, generating roughly $10 billion of revenue per year.

The agreement will allow TRM to provide convenient, on-site cash access to customers of AMF Bowling Centers. TRM will service the full-placement relationship with its nationwide employee service network, which it believes distinguishes it from other ATM providers.

Today's announcement follows the Company's recent entrance into the domestic gaming market with Resorts International Properties. Under the terms of this agreement, TRM will deploy full-placement ATMs at Resorts International's casinos such as the Atlantic City Hilton, Bally's Tunica, and Harrah's locations. The gaming market in the United States includes 445 casinos which generate over $70 billion in revenue per year, according to the American Gaming Association. TRM believes that the gaming market presents it with a significant new ATM opportunity as these locations require consumers to have fast, convenient and reliable access to cash. In addition, as the casino industry continues to consolidate, national ATM networks such as TRM may provide geographically diversified casinos with more efficient service.

TRM's organic growth strategy includes a continued focus on large, established consumer-focused companies that have multiple geographically dispersed locations requiring ATMs.

ABOUT TRM

TRM Corporation is a consumer services company that provides convenience ATM and photocopying services in high-traffic consumer environments. TRM's ATM and copier customer base has grown to over 36,000 retailers throughout the United States and over 47,000 locations worldwide, including 6,000 locations across the United Kingdom and over 5,000 locations in Canada. TRM operates one of the largest multi-national ATM networks in the world, with over 22,000 locations deployed throughout the United States, Canada, Great Britain, Northern Ireland and Germany.





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For more information on TRM copiers and ATM machines, or to talk with a Customer
Service Representative, call 800-877-2679 or visit the TRM Web site at www.trm.com.

FORWARD LOOKING STATEMENTS

Statements made in this news release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, such as consumer demand for the Company's services; access to capital; maintaining satisfactory relationships with the Company's banking partners; technological change; the ability of the Company to control costs and expenses; competition and the Company's ability to successfully implement its planned growth. Additional information on these factors, which could affect the Company's financial results, is included in its Securities and Exchange Commission filings. Finally, there may be other factors not mentioned above or included in the Company's SEC filings that could cause actual results to differ materially from those contained in any forward-looking statement. Undue reliance should not be placed on any forward-looking statement, which reflects management's analysis only as of the date of the statement. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.



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